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                                                               EXHIBIT 10(x)(6)

                                AMENDMENT NO. 11
                                     TO THE
                                UPS SAVINGS PLAN

         WHEREAS, United Parcel Service of America, Inc. ("UPS") and its affiliated corporations established, effective July 1, 1988, the UPS Savings Plan (the "Plan") in order to permit their eligible employees to put money aside on a tax deferred basis to supplement that which they will receive from Social Security and other pension or retirement plans in which they participate; and

         WHEREAS, the Plan has been amended ten times before, the most recent being Amendment No. 10 adopted on June 3, 1992; and

         WHEREAS, it is desired to amend the Plan further (i) to permit Participants and certain retired Former Participants to roll over or transfer to the Trust under the Plan amounts which they have received as eligible rollover distributions under Internal Revenue Code Section 402, and (ii) to provide to distributees of eligible rollover distributions from this Plan the option of transferring such distributions directly to another eligible retirement plan;

                 NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 9.1 of the Plan, the Plan is hereby amended in the following respects, effective, except as otherwise noted, for distributions made on or after January 1, 1993:

         1.  Effective July 1, 1994, the second sentence of Section
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4.1 is amended by deleting the words "pursuant to Participants' Elective
Deferrals to the Trustee" and by substituting in lieu thereof the words "pursuant to the Participant's Elective Deferrals, as well as any amounts contributed pursuant to Section 4.12."

         2. Effective July 1, 1994, a new Section 4.12 is added to Article IV to read as follows:

                 Section 4.12 Rollovers from Qualified Plans.

                          (a) Any Participant may contribute to the Trust an
                 amount consisting of an eligible rollover distribution or transfer from a conduit IRA, provided that the contribution shall not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer Company. A Former Participant may contribute to the Trust in accordance with this Section 4.12(a) provided that the Former
                 Participant:

                                  (1) ceased to be a Participant as the result of his or her retirement;

                                  (2)  makes such contribution to the Trust
                 within eighteen (18) calendar months from the date of his or her retirement; and

                                  (3) has not otherwise received a distribution
                 of his or her Individual Account pursuant to Section 6.5.

                          (b) Any such contribution shall at all times be fully
                 vested and nonforfeitable. Such contribution shall be invested in the investment options selected by the Participant in accordance with Article IV, in the same percentage amounts as are invested the Participant's Elective Deferrals.

                          (c) For purposes of this Section, an eligible rollover distribution or transfer from a conduit IRA means:

                                  (1)  an eligible rollover distribution,





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                 within the meaning of Code Section 402, which is transferred to this Plan by the Participant no later than sixty (60) days following the day on which the Participant received the property distributed;

                                  (2)  an eligible rollover distribution,
                 within the meaning of Code Section 402, which is transferred to this Plan directly by another qualified trust at the Participant's direction; or

                                  (3)  an amount transferred to this Plan,
                 within sixty (60) days of the Participant's receipt of distribution thereof, from an individual retirement account or annuity that has no assets other than assets (together with earnings thereon) which were previously distributed to the Participant as an eligible rollover distribution and which were deposited in such conduit individual retirement account or annuity within sixty (60) days of such previous distribution.

                 For purposes of an eligible rollover distribution described in
                 (1) above, the Participant may contribute an amount equal to the gross amount of the distribution, notwithstanding that a portion of the distribution may have been subject to mandatory income tax withholding.

         3.  A new Section 6.8 is added to Article VI to read as follows:

                 6.8  Direct Rollover.

                          (a) With respect to any distribution of $200 or more described in this Article VI which constitutes an eligible rollover distribution within the meaning of Code Section 401(a) (31) (C), the distributee thereof shall, in accordance with procedures established by the Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a "direct rollover"). For purposes of the foregoing sentence, an "eligible retirement plan" is (1) a qualified trust within the meaning of Code Section 402, which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, (2) an individual retirement account or annuity within the meaning of Code Section 408 (other than an endowment contract), or (3) an annuity plan within the meaning of Code Section 403 (a), which is specified by the distributee in such form and at such time as the Committee may prescribe.





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                          (b)  Notwithstanding the foregoing, if the
                 distributee elects to have his or her eligible rollover distribution paid in part to him or her and paid in part as a direct rollover:

                                        (1)  The direct rollover must be in an
                 amount of $500 or more; and

                                        (2)  A direct rollover to two or more
                 eligible retirement plans shall not be permitted.

                          (c) The Committee shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, if applicable, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution.

         4.  Section 11.8 is revised in its entirety to read as follows:

                 Section 11.8  Withholding of Income Tax.

                          (a) Notification of Withholding of Federal Income Tax. All Participants and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan's obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times set forth in subsection
                 (b) and contain the information set forth in subsection (c) of this Section.

                          (b) Time of Notice. The notice described in subsection (a) shall be provided not earlier than six months before such payment is to be made and not later than the time the Participant or beneficiary is furnished with his or her claim for benefits application.

                          (c) Content of the Notice. The notice required by subsection (a) shall, at a minimum:

                                  (1)  with respect to any distribution which
                 is not an eligible rollover distribution within the meaning of Code Section 3405(c) (3) (other than an eligible rollover distribution of less than $200 which is exempt from withholding under regulations prescribed





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                 by the Secretary of the Treasury), advise the payee that there shall be withheld from such distribution an amount equal to 20 percent thereof (or such other amount as may from time to time be prescribed by the Code, or the Secretary of the Treasury or his delegate), unless the payee directs the Committee to transfer such distribution as a direct rollover to an eligible retirement plan, within the meaning of Section 6.8(a) hereof, in accordance with such procedures as the Committee may prescribe (a "transfer direction"),

                                  (2)  with respect to any distribution which
                 is not an eligible rollover distribution within the meaning of Code Section 3405(c) (3):

                                        (A)  advise the payee of his or her
                 right to elect not to have withholding apply to any payment or distribution and explain the manner in which such election may be made, and include or indicate the source of any forms necessary to make the election;

                                        (B)  advise the payee that penalties
                 may be incurred under the estimated tax payment rules if the payee's payments of estimated tax are not adequate and sufficient tax is not withheld from payments under this Plan; and

                                        (C)  advise the payee that the election
                 not to have federal income tax withheld from benefits is prospective only and that any election made after a payment or distribution to the payee is not an election with respect to such payment or distribution.

                          (d) Effective Date of Elections. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Committee of the transfer direction, election or revocation. Thereafter, the Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasury or his delegate, instruct the Trustee to withhold federal income tax in accordance or consistent with the instructions filed by the payee.

                          (e)  Failure to Make Election.

                                  (1)  In the case of an eligible rollover
                 distribution, if the payee fails to provide the Committee with a transfer direction, the Committee shall instruct the Trustee to withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the





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                 Code, or the Secretary of the Treasury or his delegate).

                                  (2)  In the case of a distribution which is
                 not an eligible rollover distribution, if the payee fails to provide the Committee with a withholding certificate, the Committee shall instruct the Trustee to withhold an amount equal to 10% of the amount of the distribution.

                          (f) Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Committee shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.


                 IN WITNESS WHEREOF, United Parcel Service of America, Inc. has caused this Amendment No. 11 to the Plan to be executed this ___________ day of ____________________, 1993.


ATTEST:                            UNITED PARCEL SERVICE OF
                                   AMERICA, INC.

By:
   ----------------------------    ------------------------------
   Secretary





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